Exhibit 10.20

EMPLOYMENT AGREEMENT

THIS Employment Agreement (“Agreement”) is hereby entered into and made effective this___day of______, 2005, by and between Wild Animal Safari Inc., a Georgia corporation, with its principal place of business located in Pine Mountain, Georgia (the “Company”), and Phillip M. Miller of Troup County, Georgia (“Employee”).

RECITALS

1.

The Company is engaged in the business of operating a wild animal theme park in conjunction with attendant amenities and facilities known as the “Wild Animal Safari” at Pine Mountain, GA, and desires to acquire qualified, experienced employees in this endeavor.

2.

Employee has over ten (10) years of experience in wild animal park maintenance and related park operation, and is particularly familiar with maintenance and operations at the Company’s Wild Animal Safari park at Pine Mountain, GA, because of prior employment at that park.

3.

In view of his effective, prior service at the Wild Animal Safari park at Pine Mountain, GA., the Company desires to employ Employee for his services on a full time basis in the capacity of Vice President of Maintenance Operations and of the Company.

4.

In consideration for the terms of this Agreement, Employee desires to be employed by the Company on a full time basis in the capacity of Vice President of Maintenance Operations.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants, promises, terms and conditions hereinafter set forth, the parties hereto agree as follows:

I.

EMPLOYMENT. The Company hereby employs, engages and hires Employee as its Vice President of Maintenance Operations on the terms and conditions hereinafter set forth, and Employee hereby accepts such employment and agrees to perform such services and duties and to carry out such responsibilities as hereinafter set forth.

II.

TERM OF EMPLOYMENT. The term of employment under this Agreement shall be for a period of three (3) years commencing as of May____, 2005, subject, however, to prior termination as hereinafter provided. Unless otherwise agreed in writing, subject to mutual agreement of the parties, continued employment of Employee by the Company after May___, 2008, shall be for a term and on the conditions to be agreed to by the parities prior to the expiration of this Agreement.

III.

SERVICES, DUTIES AND RESPONSIBILITIES.

1.

Employee will faithfully and to the best of his ability serve the company in the capacity as its Vice President of Maintenance Operations, subject to the policy direction of the President and the Board of Directors of the Company. Employee shall perform such services and duties as are customarily performed by one holding the position of Vice President of Maintenance Operations of a corporation.

2.

As Vice President of Maintenance Operations, Employee shall be responsible for the general maintenance and related operation of the Company’s Wild Safari Park in Pine Mountain, GA. Employee will devote his full time, energy, and skill during regular business hours to his employment with the Company. Such duties shall be rendered primarily at the Wild Animal Safari park at Pine Mountain, GA, and at such places as the Company shall in good faith require in conjunction with the operation and administration of said park.  The foregoing notwithstanding, under no circumstances shall Employee be required or expected to work, or be called to work, during regular Church services on Sunday or during the time reasonably needed to prepare for, attend, and travel to and from said Church services.

3.

Employee shall be responsible for reporting to the President of the Company and to GFAM Management Corporation on a regular basis and in a manner and on a schedule directed by said entities.

4.        Employee shall not directly or indirectly represent or be engaged by or be an employee of any other person, firm or corporation or be engaged for his services as an officer, general manager or consultant in any other business or enterprise while he is in the employ of the Company, unless specifically authorized by the Company to do so. It is understood, however, that the foregoing in no way prevents Employee from owning stock or having an economic interest in other businesses or enterprises. Furthermore, Employee may serve on the board of directors of other companies so long as such service does not conflict with his interest in and duties to the Company. Also, he may hold the position of corporate officer in any family or personal investment business so long as it does not conflict with his interest in and duties to the Company.

IV.

COMPENSATION

1.

Base Salary. The Company shall pay Employee a base salary at the rate of Forty Five Thousand Dollars ($45,000) per year, payable bi-weekly on Friday while this Agreement shall be in force. Said salary payments will be subjected to withholding taxes, e.g., Federal Income Tax, FICA, and State and/or Local Withholding Taxes. Whereas such salary shall not be decreased during the term of this Agreement without the consent of Employee, it shall be subject to increase by the Board of Directors which shall review the salary periodically, and at least annually.

2.

Sign on Bonus. The Company hereby grants and issues to Employee a sign on bonus consisting of ten thousand (10,000) shares of restricted, lettered stock of the Company, subject to the condition that Employee must be and remain employed by the Company at least through December 1, 2005.  The subject bonus stock shall be issued and delivered to Employee on or before December 15, 2005, if said condition is met.

3.

Performance Bonus.    Employee shall receive a performance bonus paid on December 10th of each year in an amount not less than the amount of the bonus received by Employee in 2004 in his previous employment, subject to the condition that Employee must be and remain employed by the Company through December 1, in the year in which the bonus is awarded.

V.

BUSINESS FACILITIES AND EQUIPMENT

The Company shall provide Employee, or shall pay for, suitable work facilities and adequate business accommodations, office equipment and devices as may be reasonably necessary for Employee to perform his services and carry out his responsibilities and duties to the Company.

VI.

INDEMNIFICATION.

The Company shall indemnify Employee, his heirs, executors, administrators and assigns, against, and he shall be entitled without further act on heirs, executors, administrators and assigns, against, and he shall be entitled without further act on his part, to be indemnified by the Company for, all expenses, including, but not limited to, amounts of judgments, reasonable settlement of suits, attorney fees and related costs of litigation, reasonably incurred by him in connection with or arising out of any action, suit or cause of action against the Company and/or against Employee as a result of his having been, an officer and/or employee of the Company, whether or not he continues to be such officer or director at the time of incurring said expenses. Said indemnity shall apply, but not be limited to, expenses incurred in respect to:

1.

any matter in which he shall be finally adjudged in any such action, suit or proceeding to be liable for gross negligence or intentional misconduct in the performance of his duty as such officer and/or director, or;

2.

any matter in which a settlement is effected to an amount in excess of the amount of reasonable expenses incurred by or on behalf of Employee in such action, suit or proceeding to the point of final settlement and resolution.

Further, nothing in this section regarding indemnification shall be construed to require or authorize the Company to indemnify Employee against any liability to which he would, but for settlement or comprise of such action, suit or proceeding, be otherwise subject by reason of his gross negligence or intentional misconduct in the performance of his duties as an officer and/or director of the company. The foregoing right of indemnification shall not be exclusive of other rights to which Employee may be entitled.

VII.

BUSINESS EXPENSE REIMBURSEMENT.

The Company shall reimburse Employee for all reasonable authorized business expenses incurred by him in the performance of his services, duties and responsibilities, including but not limited to, transportation, travel expenses, board and room, entertainment, and other business expenses incurred within the scope of his employment upon presentation to the Company by Employee of an itemized accounting of said expenses substantiated by account books, receipts, bills and other documentation where applicable. If reimbursement, advances or allowances are based on permitted mileage or per diem rates, then Employee shall submit specification of relevant mileage, destination, dates and other supporting information required for tax purposes.

VIII.

VACATION

During the term of this Agreement, Employee shall have the right to two (2) weeks of paid vacation during each year. Vacation time may be taken all at once or in lesser segments, provided, however, that only one (1) week of said vacation time in segments less than seven (7) days in length, subject to approval of the President and upon reasonable notice to the Company for the purpose of coordinating work schedules.

IX.

TERMINATION OF EMPLOYMENT.

1.

Termination for Cause, Generally. Under this Agreement, the Company Shall have the right to terminate the employment of Employee for cause, which shall consist of two classes: cause involving malfeasance on the part of Employee, and causes not involving malfeasance (no-fault). Upon termination, all Company property and credit cards in the possession and control of Employee must be returned to the Company.

2.

Malfeasance Termination for Cause. In the event the employment of Employee is terminated on the grounds of malfeasance, then, in that event, all compensation, including salary, stock options, bonuses, and any and all benefits cease immediately. Termination for cause on grounds of malfeasance includes, but is not limited to, the following conduct:

(a)

Breach of this agreement of any restrictive covenant contained herein, including without limitation, disclosure of trade secrets;

(b)

Continued failure and refusal to carry out the duties and

responsibilities of office under this Agreement within a reasonable time following written notice from the President of the Company or from GFAM Management Corp, requiring the subject performance;

(c)

Failure to cure a material breach of this Agreement

Within ten (10) days after receiving written notice thereof from the President or the Board of Directors;

(d)

Failure to cease conduct unbecoming an Officer of the Company after the receipt of written notice from the President of the Company or from GFAM Management Corp. to cease such conduct;

(e)

Commission of a felony.

3.

No-Fault Termination for Cause. At no fault of Employee, termination of employment hereunder for cause can occur as the result of death, disability, sale of the Company (asset or stock sale), merger or consolidation, “takeover” of control and operation of the business by an outside entity or group, or termination of the business for any reason whatsoever.

4.

Rights, Options, and Benefits Surviving No-Fault Termination for Cause. Termination of Employee’s employment for cause based upon any of the no-fault reasons or events described in the foregoing subsection 3, shall not affect Employee’s right to the following compensation under this Agreement:

(a)

Base salary for a term of six (6) months following termination of employment and/or termination of this Agreement. .

5.

Resignation or Withdrawal. In the event Employee’s employment is terminated by his voluntary resignation or withdrawal, then, in that event, unless otherwise agreed between the parties in writing, Employee shall be paid upon termination an amount equal to accrued vacation time.

6.

Death or Disability. In the event Employee’s employment is terminated by death or upon medical certification of total disability (“disability”), then the following will apply in that respective event:

(a)

In the event of Employee’s death, the Company shall:

-    Pay to Employee’s estate an amount equal to Employee’s base salary for a six (6) month period next following his death, said amount to be subject to deduction for any and all amounts paid to said estate for death benefits pursuant to insurance carried by the Company on the life of Employee;

(b)

In the Event of Employee’s disability, the Company shall:

-   Pay to Employee an amount equal to Employee’s base salary for a six (6) month Period next following certification of disability; said amount to be subject to deduction for any and all amounts paid to said estate for disability benefits pursuant to insurance carried by the Company on the Employee;

X.

RESTRICTIVE COVENANTS.

1.

Confidential information. Employee covenants not to disclose the following specified confidential information to competitors or to others outside of the scope of reasonably prudent business disclosure, at any time during or after the termination of his employment by the Company.

(a)

Customers lists, contracts, and other sales and marketing information;

(b)

Financial information, cost data;

(c)

Proprietary plans, models and other proprietary information of the Company, including, but not limited to animal care, breeding, selection, and purchase.

2.

Affirmative Duty to Disclose. Employee shall promptly communicate and disclose to the Company all material observations made, information received, and data maintained relating to the business of the Company obtained by him as a consequence of his employment by the Company. All written material, in his possession during his employment with the Company concerning business affairs of the Company or any of its affiliates, are the sole property of the Company and its affiliates, and Employee is obligated to make reasonably prompt disclosures of such material information and documents to the Company, and, further, upon termination of this Agreement, or upon request of the Company, Employee shall promptly deliver the same to the Company or its affiliates, and shall not retain any copies of same.

3.

Covenant Not to Compete. For a period of two (2) years following the termination of his employment with the Company, Employee shall not work, directly or indirectly, for a competitor of the Company, nor shall he himself establish a competitive business within one hundred fifty (150) miles of Pine Mountain, GA

4.

Material Harm Upon Breach. The parties acknowledge the value of the proprietary information, and that material irreparable harm occurs to the Company if these restrictive covenants are breached. Further, the parties hereto acknowledge and agree that injunctive relief is not an exclusive remedy and that an election on the part of the Company to obtain an injunction does not preclude other remedies available to the Company.

XI.

NOTICE. Except as otherwise provided herein, all notices required by this Agreement as well as any other notice to any party hereto shall be given by certified mail (or equivalent), to the respective parties as required under this Agreement or otherwise, to the following addresses indicated below or to any change of address given by a party to the others pursuant to the written notice.

COMPANY:

           Wild Animal Safari, Inc.

% GFAM Management

                                                208 Academy Street

                                                 Eagle, Idaho 83616

EMPLOYEE:

Phillip M. Miller

                                                33 Murphy Cemetery Rd.

                                                Pine Mountain, GA 31822

XII.

GENERAL PROVISIONS

1.

Entire Agreement. This Agreement constitutes and is the entire Agreement of the parities and supersedes all other prior understandings and/or Agreements between the parities regarding the matters herein contained, whether verbal or written,

2.

Amendments. This Agreement may be amended only in writing signed by both parties.

3.

Assignment. No party of this Agreement shall be entitled to assign his or its interest herein without the prior written approval of the other party.

4.

Execution of Other Documents. Each of the parties agree to execute any other documents reasonably required to fully perform the intentions of this Agreement.

5.

Binding Effect. This Agreement shall inure to and be binding upon the parties hereto, their agents, employees, heirs, personal representatives, successors and assigns.

6.

No Waiver of Future Breach. The failure of one party to insist upon strict performance or observation of this Agreement shall not be a waiver of any future breach or of any terms or conditions of this Agreement.

7.

Execution of Multiple Originals. Two (2) original counterparts of this Agreement shall be executed by these parties.

8.

Governing Law. This Agreement shall be governed and interpreted by the laws of the State of Georgia.

9.

Severability. In the event any provision or section of this Agreement conflicts with the applicable law, such conflict shall not affect the provisions of the Agreement which can be given effect without the conflicting provisions.

WHEREFORE, this Agreement is hereby executed and made effective the day and year first above written.

COMPANY:

WILD ANIMAL SAFARI, INC.

By: /s/ James R. Meikle

     James R. Meikle, Its President

EMPLOYEE:

    /s/ Phillip M. Miller

    Phillip M. Miller